UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

Autolus Therapeutics plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-38547	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mediaworks
191 Wood Lane
London	W12 7FP
United Kingdom
(Address of principal executive offices)(Zip Code)

(44) 20	3829 6230
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value $0.000042 per share	AUTL	The Nasdaq Global Select Market
Ordinary shares, nominal value $0.000042 per share*	*	The Nasdaq Stock Market LLC*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Select Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 1.01 Entry into a Material Definitive Agreement
On January 21, 2026, Autolus Limited, a wholly owned subsidiary of Autolus Therapeutics plc (the “registrant”, and together with Autolus Limited, the “Company”), entered into a Master Service Agreement with AGC Biologics S.p.A (“AGC”) for the manufacture and supply of lentiviral vector (the “Agreement”), a raw material which is critical for the Company’s manufacture of CAR-T products for clinical and commercial use. The Agreement replaces and supersedes the prior arrangement between the Company and AGC, pursuant to which AGC has provided similar products and services.
The Agreement sets forth the general terms and conditions applicable to AGC’s provision of products and services to the Company; specific projects will be set forth in individual work orders executed separately by the parties. The Agreement contains customary provisions regarding order placement and fulfillment, governance, regulatory support, change management, risk allocation, intellectual property, and confidentiality. The Agreement runs for a fixed term of ten years, and may be terminated by either party for default, or by the Company upon written notice (subject, in the latter case, to the payment of certain fees by the Company). The Agreement is non-exclusive with respect to each party. However, under the Agreement and the initial statement of work thereunder, the Company has committed to purchase a minimum of 14 batches of lentiviral vector during the first two calendar years of the term, and to purchase a minimum value of EUR 25 million of products and services during the subsequent five-year period. The Agreement also provides AGC with the first right to negotiate with the Company regarding the provision of new manufacturing activities in relation to the Company’s obecabtagene autoleucel, or obe-cel, product.
The foregoing summary of the material terms of the Master Service Agreement does not purport to be complete and is qualified in its entirety by reference to such Master Service Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026. Portions of the Agreement may be omitted pursuant to Item 601(b)(10)(iv) or Item 601(a)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLUS THERAPEUTICS PLC
Dated: January 26, 2026	By:	/s/Christian Itin, Ph.D.
Name: Christian Itin, Ph.D.
Title: Chief Executive Officer